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                                                                    EXHIBIT 10.5

                              OFFICE BUILDING LEASE

                                       FOR

                  10689 N. PENNSYLVANIA, INDIANAPOLIS, INDIANA

                                 BY AND BETWEEN

                        STANDARD MANAGEMENT CORPORATION,

                                   AS LANDLORD

                                       AND

                   STANDARD LIFE INSURANCE COMPANY OF INDIANA

                                    AS TENANT

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                                    EXHIBITS

               EXHIBIT A       PLAN SHOWING LOCATION OF BUILDING

               EXHIBIT B       PLAN SHOWING LOCATION OF PREMISES

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                              OFFICE BUILDING LEASE

         THIS LEASE, made as of this 28th day of December, 2001, by and between Standard Management Corporation, an Indiana corporation ("Landlord"), and Standard Life Insurance Company of Indiana, an Indiana life insurance company ("Tenant").

                              W I T N E S S E T H:

         1. Premises. As used in this Lease, the term "Building" shall mean the building containing approximately 56,179 rentable square feet constructed on a tract of land shown on Exhibit A attached hereto ("Lot") located at 10689 N. Pennsylvania, in Indianapolis, Indiana (the Building, the Lot and any other improvements thereon being hereinafter collected called the "Property"). Landlord does hereby demise and let unto Tenant, and Tenant does hereby lease and take from Landlord, for the term and upon the terms, covenants, conditions and provisions set forth herein, all that certain portion of the first and second floors of the Building. containing approximately 43,092 square feet as shown cross-hatched on Exhibit B attached hereto (the "Premises"), together with the right, in common with other occupants of the Building, to use the driveways, sidewalks, loading and parking areas, lobbies, hallways and other common area facilities. Tenant agrees that Tenant's consent shall not be required for any additions, reductions or modifications of such common area facilities, including the construction of free-standing buildings on any portions of the common areas.

         2. Term. The term of this Lease (the "Term") shall commence on January 1, 2002 (the "Commencement Date"), and shall end on December 31, 2011 (the "Termination Date"), unless otherwise extended or sooner terminated as provided herein, subject to the terms, covenants and agreements herein contained.

         3. Minimum Rent. Tenant shall pay an annual Minimum Rent initially calculated at $17.50 per square foot of the Premises, in equal monthly installments, in advance, on the first day of each calendar month during the Term, without any prior demand therefor and without any deductions or set-offs whatsoever; provided, however, that rent for the first full month shall be paid upon the execution of this Lease by Tenant. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Minimum Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Minimum Rent for each day of such fractional month. After this Lease has been in effect for 60 months, the Minimum Rent shall be adjusted once thereafter by taking the Minimum Rate then in effect and multiplying it by the cumulative percentage change in the U.S. Consumer Price Index for the prior 60-month period, and adding the result of such calculation to the previous Minimum Rent ("Adjusted Minimum Rent"). This Adjusted Minimum Rent shall be payable, in equal monthly installments, beginning with the installment due on the first day of the sixty-first (61st) month, and through the remainder of the Term. In addition, Tenant shall pay Landlord without set-off the additional rent as hereinafter set forth. Unless otherwise specifically provided, all sums shall be paid to Landlord at the address given in Paragraph 25 hereof.

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         4.       Additional Rent.

                  (a) Annual Operating Costs. In addition to the Minimum Rent provided in Paragraph 3, Tenant shall pay annually as additional rent an amount equal to Tenant's pro rata share of Annual Operating Costs payable or incurred by Landlord in any calendar year. Tenant's pro rata share shall be a fraction, the numerator of which shall be the square feet of space in the Premises and the denominator shall be the square feet of space leased in the Building. The term "calendar year" as used herein shall include any partial calendar year.

                           Annual Operating Costs shall mean all expenses, costs
and disbursements (including Taxes, as hereinafter defined) of every kind and nature which Landlord shall pay, incur or become obligated to pay in respect of a calendar year because of or in any way connected with the ownership, leasing, management, maintenance, insuring repair and operation of the Property, including a charge of twenty percent (20%) of all of the foregoing costs and expenses to cover Landlord's administrative and overhead costs, and excepting therefrom the following:

                           (i)      costs of alterations of tenant spaces;

                           (ii)     costs of capital improvements, except for
costs, including interest thereon, as reasonably amortized and determined by Landlord, where one of the purposes of such capital improvements was to reduce Annual Operating Costs or where such capital improvements are made in compliance with the requirements of any federal, state or local law or regulation or where such capital improvements directly enhance the safety of tenants in the Building generally; and

                           (iii)    depreciation, interest and principal
payments on mortgages, and other debt costs, if any.

                                    Taxes shall mean all taxes and assessments
of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Property subject to the following:

                           (vv)     the amount of ad valorem real and personal
property taxes against Landlord's real and personal property to be included in Taxes shall be the amount assessed for any calendar year, notwithstanding that such taxes are billed and payable in a subsequent calendar year. The amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable;

                           (ww)     the amount of special taxes and special
assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined;

                           (xx)     the amount of any tax or excise levied by
the State of Indiana, County of Hamilton, or the Township of Clay, any political subdivision of either, or any other taxing body, on rents or other income from the Lot (or the value of the leases thereof) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by

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Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Building [excluding amounts payable under this subparagraph (xx)] been the sole taxable income of Landlord for such calendar year;

                           (yy)     there shall be excluded from Taxes all
income taxes [except those which may be included pursuant to subparagraph (xx) above], excess profits taxes, franchise, capital stock, and inheritance or estate taxes; and

                           (zz)     Taxes shall also include Landlord's
reasonable costs and expenses (including reasonable attorneys' fees) in contesting or attempting to reduce any Taxes for any calendar year.

                  (b) Payment of Annual Operating Costs. After the end of each calendar year of the Term, Landlord shall compute the Annual Operating Costs described in subparagraph (a) for such calendar year, except that in calculating such costs, Landlord shall make an adjustment (i) for those specific costs which Tenant or any other tenant has agreed to separately pay, and (ii) to avoid attributing to any vacant space those specific costs which were not incurred for such space. Tenant, promptly upon being billed therefor, shall pay to Landlord the additional rent described in subparagraph (b) hereof. If only part of any calendar year shall fall within the Term, the amount computed as additional rent with respect to such calendar year under the foregoing provisions shall be prorated in proportion to the portion of such calendar year falling within the Term. The expiration of the Term prior to the end of such calendar year shall not impair Tenant's obligation to pay such prorated portion as aforesaid.

                           Notwithstanding the foregoing provisions of this
Paragraph 4 to the contrary, Landlord shall have the right, at its option, to make from time to time during the Term a reasonable estimate of Tenant's share of the additional rent which may become due hereunder with respect to any calendar year (set at $5.50 per square foot), and to require Tenant to pay to Landlord, at the time the monthly installments of Minimum Rent are payable, an amount equal to 1/12th of Tenant's share of the Annual Operating Costs so estimated by Landlord commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such estimate. Landlord may from time to time revise its estimate of such amount for such calendar year, and in such event, Tenant shall pay to Landlord upon receipt of Landlord's invoice therefor, the amount of any underpayment by Tenant for such calendar year to the date of the revised estimate.

                           Landlord shall cause the actual amount of Tenant's
share of the Annual Operating Costs to be computed and certified to Tenant within one hundred and twenty (120) days following the end of such calendar year (or as soon thereafter as may be practicable), and Tenant shall within ten (10) days of receipt of the certification thereof pay to Landlord the amount of any deficiency or Landlord shall credit any overpayment to Tenant's account for the following year, as the case may be. Failure or delay in delivering any such certification or invoice, or failure or delay in computing the additional rent pursuant to this Paragraph 4, shall not be deemed a waiver by Landlord of its right to deliver such items nor shall any such failure or delay be deemed a release of Tenant's obligations with respect to any such certification or invoice, or constitute a default hereunder. All additional rent payable hereunder shall be made without any deductions or set-offs whatsoever. In the event this Lease shall expire or terminate prior to the end of a calendar year, Landlord reserves the right to estimate any underpayment by the Tenant for such calendar year, and Tenant shall pay to Landlord such estimate upon receipt of Landlord's invoice therefor, and the final adjustment of Annual

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Operating Costs for such calendar year shall thereafter be made in the manner previously described in this subparagraph (b).

         5. Use of Premises. Tenant shall occupy the Premises throughout the Term and shall use the same for and only for general office purposes and for no other purposes whatsoever without the written consent of the Landlord. Tenant shall not permit waste or damage to the Premises or Property nor shall Tenant violate any laws, ordinances, notices, orders, rules, regulations or requirements of any federal, state or municipal government or any department, commission, board or officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property, nor shall Tenant perform any acts or carry on any practices which may injure the Property or the Premises or be a nuisance, disturbance or menace to any other tenants of the Building. Upon breach of this Paragraph 5, Landlord shall have the right to terminate this Lease forthwith and to re-enter and repossess the Premises, but Landlord's right to damages shall survive. Tenant will not do anything or fail to do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring policies (including, but not limited to public liability) from companies and in a form satisfactory to Landlord. In the event Tenant's breach of the foregoing covenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed therefor.

         6.       Services.

                  (a) Utilities. Landlord shall furnish the Premises with electricity at all times and heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 a.m. and 6:00 p.m., Monday through Friday and between 8:00 a.m. and 1:00 p.m. Saturday of each week during the Term (legal holidays excepted). Such of the foregoing services as Tenant may desire at other times shall be supplied by Landlord, upon reasonable prior notice, at such rates as Landlord shall establish from time to time for office tenants of the Building. If Tenant shall require electricity or install electrical equipment, including, but not limited to electrical heating, refrigeration equipment, electronic data processing machines, computers (other than personal computers or word processors), or other machines or equipment which will in any way increase the amount of the electricity usually furnished for use as general office space, or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during a period other than or in addition to the business hours referred to above, Tenant will obtain prior written approval therefor from Landlord (and Landlord may require the installation of a separate sub-meter) and will pay for the resulting additional direct expense, including the expenses resulting from the installation of such equipment and meters and from any modifications to the electrical system of the Building which Landlord deems necessary, as additional rent promptly upon being billed therefor. Landlord shall provide water from City of Indianapolis mains for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by the Tenant with Landlord's written consent, from regular Building supply at the prevailing temperature. Tenant shall not waste or permit the waste of water. Landlord shall further provide adequate operatorless passenger elevator service at all times and freight elevator service subject to the scheduling by Landlord. Landlord shall replace, at Tenant's expense, all light bulbs, tubes and ballasts. Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more of such services may be

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suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by reason of causes beyond the reasonable control of Landlord and any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damage by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease, however, if such services are interrupted for thirty (30) consecutive days and Tenant is unable to conduct business from the Premises, minimum rent shall abate until the service is restored. Landlord agrees to use reasonable care and to exercise due diligence with respect to avoiding interruption of the services above provided for and, if interrupted, agrees that it will be for as short a period as possible, and all repairs will be promptly and diligently made at such times as will not unduly interfere with the occupancy and use of the Premises by Tenant.

                           If at any time during the Term utility services
supplied to the Property are separately metered for the Premises, the cost of such separately metered utility service shall be paid by Tenant promptly upon being billed therefor, whether such billing be by Landlord or the utility company. The charge to Tenant by Landlord for electricity consumption shall be the same retail rate which would be payable if Tenant purchased electricity directly from the utility company, including applicable taxes and fuel adjustment charges.

                           Tenant shall not place a load upon any floor of the
Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe in a reasonable manner the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as to properly distribute the weight thereof. Any cost of structural analysis shall be borne by Tenant.

                           Business machines and mechanical equipment belonging
to Tenant which cause unreasonable noise or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such unreasonable noise or vibration.

                           All charges for any services shall be deemed rent
reserved under this Lease and shall be due and payable at the same time as the installment of rent with which they are billed, or, if billed separately, shall be due and payable within ten (10) days after such billing. In the event Tenant shall fail to make payment for such services, Landlord may, in addition to all other remedies which Landlord may have for the non-payment of rent and without notice to Tenant, discontinue any and all such services, and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant's possession, or relieve Tenant from the payment of rent when due, or vary or change any other provision of this Lease or render Landlord liable for damages of any kind whatsoever.

                  (b) Janitorial Services. Landlord will provide Tenant with trash removal and janitorial services. Tenant shall not provide any janitor services without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by a janitor, contractor or employees at all times satisfactory to Landlord, but not as agent or servant of Landlord.

                  (c) Additional Heating or Cooling Equipment. If any lights, machines or equipment including, but not limited to, computers used by Tenant in the Premises, materially affect the

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temperature otherwise maintained by the Building's HVAC system, or generate substantially more heat in the Premises than that which would be generated by lights, machines or equipment used in connection with a typical office use or operation, Landlord shall have the right to install in the Premises or the Building such machinery or equipment (including, but not limited to, equipment which modifies the Building's HVAC system) as Landlord shall deem reasonably necessary in order to restore the temperature balance between the Premises and the remainder of the Building. All costs expended by Landlord to install such machinery and equipment and any costs of operation and maintenance occasioned by such installation shall be paid by Tenant upon Landlord's demand therefor.

         7. Possession. If Tenant shall enter possession of all or any part of the Premises prior to the date fixed above for the first day of the Term as permitted under this Lease, all of the covenants and conditions of this Lease shall be binding upon the parties hereto in respect of such possession the same as if the first day of the Term had been fixed as of the date when Tenant entered such possession, but Tenant shall not be obligated to pay to Landlord rent for the period prior to the first day of the Term of this Lease.

         8. Condition of Premises. Tenant's taking possession of any portion of the Premises shall be evidence that such portion of the Premises were in good order and satisfactory condition when the Tenant took possession, except as to punch list items agreed upon by Landlord and Tenant and latent defects (which exception shall be effective for thirty (30) days following the date the Premises are ready for occupancy, excluding items of damage caused by Tenant, its agents, contractors and suppliers). No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, other than as may be contained herein or in a separate work letter agreement signed by Landlord and Tenant.

         9. Repairs and Maintenance. Except as otherwise provided in Paragraph 12 of this Lease, and subject to the provisions of Paragraph 10 of this Lease, Tenant shall, at its sole cost and expense, keep the Premises in good order, repair and tenantable condition at all times during the Term, and Tenant shall promptly notify Landlord of all damages to the Premises and of all damaged or broken glass, fixtures and appurtenances within the Premises and Landlord shall thereafter repair or replace the same at Tenant's sole cost and expense; provided, however, that Tenant shall not be required to pay for the repair or replacement of broken or damaged exterior window glass unless such repair or replacement is necessitated by the act, failure to act, or neglect of Tenant, its servants, employees, agents, invitees or guests. The costs paid or incurred by Landlord for such repairs and replacements (including Landlord's overhead and profit, and the cost of general conditions) shall be deemed additional rent reserved under this Lease due and payable forthwith. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be required or requested to do by the City of Indianapolis or by the order or decree of any court or by any other proper authority.

         In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or to the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations,

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improvements or additions and, during the continuance of any of said work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend any services and facilities without being deemed or held guilty of an eviction of Tenant or for damages to Tenant's property, business or person, and the rent reserved herein shall in no way abate while repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all such repairs, alterations, improvements, or additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting therefrom.

         10.      Alterations, Additions and Fixtures.

                  (a) Subject to the provisions of Paragraph 11 hereof, Tenant shall have the right to install in the Premises its trade fixtures from time to time during the Term of this Lease; provided, however, that no such installation or removal thereof shall affect any structural portion of the Premises or the Building and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused thereby.

                  (b) Tenant shall not make or permit to be made any alterations, improvements, additions, or repairs to the Premises or Property without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord's prior written consent thereto, such consent not to be unreasonably withheld or delayed. Tenant shall pay to Landlord all costs incurred by Landlord in connection with its review of Tenant's plans and specifications, but excluding initial construction prior to the Commencement Date. If Landlord shall consent to any such proposed alterations, improvements, additions or repairs, then Tenant shall make the proposed alterations, improvements, additions or repairs at Tenant's sole cost and expense provided that: (i)Tenant supplies any necessary permits and certificates of insurance therefor; (ii)such alterations, improvements, additions and repairs do not impair the structural strength of the Building or any other improvements or reduce the value of the Property; (iii)Tenant shall take or cause to be taken all steps that are required by Paragraph 11 hereof and that are required or permitted by law in order to avoid the imposition of any mechanics', laborer's or materialman's lien upon the Premises, Building or Property; (iv) Tenant shall use a contractor approved by Landlord; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not annoyed or disturbed by reason thereof; (vi)all such work shall, at Landlord's election, be subject to supervision by Landlord, and Tenant shall promptly pay Landlord the reasonable cost of all such supervision; (vii) all repairs, replacements, alterations, improvements and additions shall be constructed in a good and workmanlike manner with only good grades of material being used, and shall be of a quality and type equivalent to or better than the original construction; and (viii) all such work shall comply with applicable laws and building codes. Tenant hereby agrees to protect, defend, indemnify and hold Landlord and the Property harmless from and against any and all liabilities of every kind and description which may arise out of or in connection with such repairs, replacements, alterations, improvements or additions. Neither Landlord's consent to any such alternations, improvements, additions or repairs nor Landlord's approval of the plans and specifications therefor shall imply that the items approved are in compliance with applicable laws, ordinances or codes, and Landlord shall have no liability to Tenant or any other party by reason of the existence of such approval rights.

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                           Any and all alterations, improvements, additions and
repairs to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations, improvements and additions shall remain on the Premises and become the property of Landlord without payment therefor by Landlord unless, prior to or upon the expiration or termination of this Lease, Landlord shall give written notice to Tenant to remove the same, in which event Tenant will remove such alterations, improvements and additions within ten (10) days after the expiration or termination of this Lease, and repair and restore any damage to the Premises or Property caused by the installation or removal thereof.

         11. Mechanics' Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to avoid the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanics', laborer's or materialman's lien upon the Premises, the Property or the Lot. Should any such lien or notice of lien be filed, Tenant shall discharge the same within fifteen (15) days after the lien or claim is filed or formal notice of said lien or claim has been issued, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expense (including attorneys' fees) resulting therefrom or by reason thereof. If Tenant has not removed such lien or claim within such fifteen (15) day period, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith, shall be deemed additional rent reserved under this Lease due and payable forthwith. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this Lease the term "mechanics' lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Property or any interest therein or income therefrom on account of any mechanics', laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanics' notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice or refusal to pay naming Landlord or Tenant or any injunctive or equitable action brought by any person entitled to any mechanics' lien.

         12. Damage by Fire or Other Casualty. If the Premises or the Building (including machinery and equipment used in its operation) shall be destroyed or damaged by fire or other casualty and if the Premises or Building may be repaired and restored within one hundred twenty (120) days (plus such additional time during which Landlord may be prevented or delayed from completing the repairs for causes beyond its reasonable control and for insurance adjustments) after such damage then Landlord shall have the option by notifying Tenant to: (a) repair and restore the same with reasonable promptness; or (b) elect to demolish the Building, or cease its operation, in which event this Lease shall automatically be canceled and terminated as of the date of such damage. In the event any such damage not caused by the act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees renders the Premises untenantable and if this Lease shall not be canceled and terminated by reason on such damage, then rent shall abate during the period beginning with the

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date of such fire or other casualty and ending with the date when Landlord's work in the Premises is substantially completed, such abatement to be in an amount bearing the same ratio to the total amount of rent for such period as the untenantable portion of the Premises bears to the entire Premises. Landlord's work shall not include the repair, replacement or restoration of Tenant's fixtures or tenant improvements, including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves.

                  If such damage renders the Premises or the Building untenantable, in whole or in part, and if, in Landlord's judgment, such damage cannot reasonably be repaired and restored within one hundred twenty (120) days (plus such additional time during which Landlord may be prevented from completing the repairs for causes beyond its reasonable control), either party shall have the right to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees.

                  Any right to terminate or any other option provided for any party in this Paragraph 12 must be exercised by written notice to the other party served within one hundred thirty (130) days after such damage shall have occurred.

         13.      Insurance.

                  (a) Property Insurance. Tenant, at its sole cost and expense but for the mutual benefit of Landlord and Tenant (when used in this paragraph the term "Landlord" shall include Landlord and its respective officers, agents, servants and employers and the term "Tenant" shall include Tenant's agents, servants and employees), shall purchase and keep and maintain in force and effect during the Term hereof, insurance under policies issued by insurers of recognized responsibility on its fixtures and tenant improvements including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves and on its merchandise, inventory, contents, furniture, equipment or other personal property located in the Premises protecting Landlord and Tenant from damage or other loss caused by fire or other casualty including, but not limited to, vandalism and malicious mischief, perils covered by all risk and extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall contain a replacement cost endorsement.

                  (b) Liability Insurance. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect through the Term and any extensions or renewals thereof, a combined single limit policy of public liability insurance in the amount of Two Million Dollars ($2,000,000.00) for personal injuries sustained by any one person and for injuries sustained in any one occurrence. Further, Tenant shall maintain excess umbrella liability coverage in the amount of Five Million Dollars ($5,000,000.00) (minimum) in excess of the aforementioned public liability coverage. Tenant shall also maintain fire legal liability insurance in a minimum amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00) for damage to the Building caused by fire or explosion.

                  (c) Requirements. All policies of insurance required to be maintained by Tenant pursuant to this Paragraph 13 shall name Tenant as the insured party and shall name Landlord, its officers, agents, servants and employees as additional insureds. Such policies shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days' prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. Prior to the commencement of the Term and thereafter not less than fifteen (15) days prior to the expiration date of any such policy, Tenant shall deliver to Landlord certificates of insurance evidencing such coverage. If Tenant shall fail, refuse, or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy, Landlord shall have the right to purchase such insurance. All such payments made by Landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent promptly upon being billed therefor.

         14.      Condemnation.

                  (a) Termination. (i) If all of the Premises are covered by a condemnation; or (ii) if any part of the Premises is covered by a condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant's business; or (iii) if any of the Property is covered by a condemnation and, in Landlord's sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

                  (b) Partial Condemnation. If there is a partial condemnation and this Lease has not been terminated pursuant to subparagraph (a) hereof, Landlord shall restore the Building and the improvements which are part of the Building to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage loan secured by the Property. If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement of Minimum Rent in direct proportion to the amount of the Premises so taken.

                  (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a separate claim against the condemnor for removal and relocation costs and expenses and the taking of Tenant's tangible property; provided and to the extent, however, that such claim does not interfere with Landlord's proceeding and does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor, including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

                  (d) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder net of costs to Landlord for the collection thereof, or as much thereof as may be necessary for the purpose, toward the amount due from Tenant as rent for that period; and Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the rent, or Landlord shall credit to future rental payments due from Tenant any excess of the amount of the award over the amount of the rent.

         15. Waiver of Claims and Indemnity. Tenant agrees that, to the extent not expressly prohibited by law, Landlord and its officers, agents, servants and employees shall not be liable for (nor shall rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its servants, employees, agents, invitees or guests due to the Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Property, or due to any act or neglect of any tenant or occupant of said Property or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, electricity, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all of Tenant's personal property in the Premises or the Building or on the Property shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Tenant shall protect, indemnify and save Landlord and its officers, agents, servants and employees harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Premises or in or about the Building arising out of or in connection with Tenant's use or occupancy of the Premises or Tenant's activities in the Building, or arising from any act or negligence of Tenant, or its agents, contractors, servants, employees, or invitees but excluding the gross negligence of Landlord, or its agents, contractors, servants, employees or invitees. Any claim for which indemnity is afforded shall be made to the indemnitor by indemnitee in a reasonably prompt manner, but any delay in notifying the indemnitor shall not affect the protection except for losses from the indemnitee's delay in notifying the indemnitor.

         16. Non-Waiver. No waiver by Landlord or Tenant of any breach by the other party or any of its obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by either party to seek a remedy for any breach by the other be a waiver by such party of any rights and remedies with respect to such or any subsequent breach.

         17.      Defaults - Remedies.

                  (a) Defaults. It shall be an event of default if: (i) Tenant does not pay in full within five (5) days when due and without demand any and all installments of Minimum Rent or additional rent or any other charges or payments whether or not herein included as rent; or (ii) Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained; or (iii) if Tenant vacates or abandons any portion of the Premises, or fails to occupy the Premises for thirty (30) days, or if substantially all of Tenant's assets in or on the Premises or Tenant's interest in this Lease is attached or levied upon under execution (and Tenant does not discharge same within sixty (60) days thereafter), or (iv) if Tenant removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all Minimum Rent, additional rent and other charges that may have become due as well as all which will become due thereafter; or (v) Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding or the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be promptly paid to or turned over to Landlord; or (vi) if any of the events enumerated in subparagraph (a)(v) of this Paragraph 17 shall happen to any guarantor of this Lease.

                  (b) Remedies. Upon the occurrence of an event of default, and the expiration of the applicable grace period as hereinafter provided, Landlord shall have the following rights: (i) To accelerate the whole or any part of the rent for the entire unexpired balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance. For such purposes, all items of additional rent due hereunder, which are not then capable of precise determination, shall be estimated by Landlord, in Landlord's reasonable judgment, for the balance of the then current Term; (ii) To enter the Premises and without further demand or notice proceed to the disposal and sale of the goods, chattels and personal property there found, to levy the rent and other charges herein payable as rent, and Tenant shall pay all costs, fees and commissions which are permitted by law, including wages and sums chargeable to Landlord, and in such case all costs, commissions, fees and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord; (iii) To re-enter the Premises, together with all additions, alterations and improvements and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals are received from such reletting during any month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in any event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant's and their agents to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; (iv) To terminate this Lease and the Term hereby created without any right on the part of the Tenant to waive the forfeiture of payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said Term, also discounted at the rate of six percent (6%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

                  (c) Grace Period. Notwithstanding anything hereinabove stated, except in the case of emergency set forth in Paragraph 30 and except in the event of any default enumerated in subparagraphs (a)(i), (iii), (iv) and (v) of this Paragraph 17 for which no notice is required, neither party hereto will exercise any right or remedy provided for in this Lease or allowed by law, because of any default of the other, unless such party shall have first given thirty (30) days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; and further provide that Landlord shall not be required to give such thirty (30) days' notice more than two (2) times during any twelve (12) month period.

                  (d) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                  (e) Rights of Mortgagee. In the event of any default by, act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until it has notified in writing the holder of any mortgage which at the time shall be a mortgage lien on the Lot or the Building (if the name and address of such holder shall previously have been furnished by written notice to Tenant) of such default, and until a reasonable period of time [not less than thirty (30) days] for curing such default shall have elapsed following the giving of such notice, during which period the holder shall have failed to commence and continue to cure such default or to cause the same to be remedied or cured.

         18. Surrender. On or before the date this Lease and the Term hereby created terminates, or on or before the date Tenant's right of possession terminates, whether by lapse of time or at the option of Landlord, Tenant shall:

                  (i) restore the Premises to the same condition as they were in at the beginning of the Term (except as otherwise provided in Paragraph 12 of this Lease) and remove those alterations, improvements, or additions installed by Tenant during Tenant's occupancy, whether installed by Landlord or Tenant, or acquired by Tenant from former tenants, which Landlord shall request Tenant to remove;

                  (ii) remove from the Premises and the Building all of Tenant's personal property, but Tenant shall not remove any wiring, cabling or other items located within or behind walls, floor coverings or ceilings without Landlord's prior written consent; and

                  (iii) surrender possession of the Premises to Landlord in a clean condition free of all rubbish and debris, ordinary wear and tear excepted.

                  If Tenant shall fail or refuse to restore the Premises to the above-described condition on or before the above-specified date, Landlord may enter into and upon the Premises and put the Premises in such condition and recover from Tenant Landlord's cost of so doing. Without limiting the generality of the foregoing, Tenant agrees to pay Landlord, upon demand, the cost of restoring the walls, ceilings and floor of the Premises to the same condition that existed on the Commencement Date. If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may enter into and upon the Premises and may, at its election:

                  (1) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may retain, remove, sell, donate, destroy, store, discard or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose.

                  (ii) treat such failure or refusal as conclusive evidence, on which Landlord or any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may, at Tenant's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property, and the failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above specified date, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary without being guilty of any manner or trespass or forcible entry or detainer.

         19. Holding Over. If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this Lease. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior consent shall constitute a default hereunder and shall be subject to all the remedies set forth in Paragraph 17 hereof.

         20. Costs, Expenses and Attorneys' Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant arising out of or related to the provisions of this Lease, then Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

         21. Tenant's Certificate. Tenant, at any time and from time to time and within ten (10) days after Landlord's written request, shall execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by a separate work letter agreement, if any, have been completed; certifying that Tenant has accepted possession of the Premises; stating the date on which the Term of this Lease commenced and the dates to which Minimum Rent, additional rent and other charges have been paid in advance, if any; stating that to the best knowledge of the signer of such instrument, Landlord is not in default of this Lease (if true); stating any other fact or certifying any other condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser of the Property or any interest therein; and stating that it is understood that such instrument may be relied upon by any mortgagee, purchaser or assignee of any mortgagee. The foregoing instrument shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

         22. Subordination. This Lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such documents. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

         23. Rules and Regulations. Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (herein called the "Rules and Regulations") having uniform applicability to all similarly situated tenants of the Building and governing the use and enjoyment of the Premises and the remainder of the Property. Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so.

         24. Assignment and Subletting. Tenant for itself, its successors and assigns, expressly covenants that it shall not by operation of law or otherwise assign, sublet, hypothecate, encumber or mortgage this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt by Tenant to assign, sublet, encumber or mortgage this Lease shall be null and void. The consent by Landlord to any assignment, mortgage, hypothecation, encumbrance, subletting or use of the Premises by others, shall not constitute a waiver of Landlord's right to withhold its consent to any other or further assignment, subletting, mortgage, encumbrance or use of the Premises by others. Without the prior written consent of Landlord, this Lease and the interest therein of any assignee of Tenant herein, shall not pass by operation of law or otherwise, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant or any assignee of Tenant. The absolute and unconditional prohibitions contained in this Paragraph 25 and Tenant's agreement thereto are material inducements to Landlord to enter into this Lease with Tenant and any breach thereof shall constitute a material default hereunder permitting Landlord to exercise all remedies provided for herein or by law or in equity on a default of Tenant.

                  If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or any part of the Premises, Tenant shall submit to
Landlord: (a) the name of the proposed assignee or subtenant; (b) the term of the proposed assignment or subletting together with a conformed or photostatic copy of the proposed assignment or sublease; (c) the nature of the proposed assignee's or subtenant's business and its proposed use of the Premises; (d) such information as to its financial responsibility and general reputation as Landlord may require; and (e) a summary of plans and specifications for revising the floor layout of the Premises. Upon the receipt of such information from Tenant, Landlord shall respond to Tenant in writing within fifteen (15) days after such receipt to accept the assignment or sublet or to terminate this Lease or if the request is to assign the Lease or sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to amend the Lease to remove from the Premises that part of the Premises proposed to be sublet.

                  If Landlord shall terminate or amend this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If this Lease shall be terminated as to a portion of the Premises only, Minimum Rent and all additional rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the number of square feet in the portion of space surrendered (as computed by Landlord) bears to the rentable area of the Premises.

                  If Landlord shall fail to exercise its option to amend or terminate this Lease with respect to all or part of the Premises as above provided, Landlord shall not thereby be deemed to have consented to the proposed assignment or subletting; provided, however, (i) that there shall be furnished to Landlord all of the information required hereinabove with respect to a proposed assignee or subtenant; (ii) that Tenant shall not be in default under any of the terms, covenants, conditions, provisions and agreements of this Lease at the time of any notice or request for consent under the terms of this Paragraph 25 or at the effective date of such subletting or assigning; (iii) that no such subletting or assigning shall be made with a party who shall be or who shall seek to use any portion of the Premises for occupancy as an employment agency, governmental department, labor union, dance or music studio, school, beauty salon or any other use which in the sole judgment of Landlord detracts from or alters the character of the Property; (iv) that Tenant shall not advertise or in any manner list the Premises or any part thereof for assignment or subletting at a rental rate lower than the rental rate herein reserved; and
(v) that any such subletting will not result in more than two tenants occupying the Premises.

                  If Landlord shall consent to a sublease or an assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed counterpart of each sublease or assignment and assumption of performance by the sublessee or assignee, in form and substance approved by Landlord, shall be delivered to Landlord within five (5) days prior to the commencement or occupancy set forth in such assignment or sublease; no such assignment or sublease shall be binding on Landlord until Landlord has received such counterpart as required herein.

                  In the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord, as additional rent, one hundred percent (100%) of all profit derived by Tenant from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount paid or payable to Tenant to effect or induce any such transaction, and the amount of all rent and other consideration of whatever nature payable by such assignee or sublessee in excess of the Minimum Rent and additional rent payable by Tenant under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its share of such non-cash consideration shall be in such form as is satisfactory to Landlord.

                  Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. Tenant's profit due Landlord hereunder shall be paid to Landlord within two (2) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

                  In no event shall any assignment or subletting to which Landlord may consent, release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants, and conditions of this Lease on its part to be observed or performed. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord (including fees paid to consultants and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant.

         25. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to Standard Life Insurance Company of Indiana, 10689 N. Pennsylvania, Indianapolis, IN 46280, ATTN: Raymond J. Ohlson, President, after the commencement of the Term. Notices to Landlord shall be addressed to the Landlord, at the same address, ATTN: Ronald D. Hunter, Chairman, President and CEO, with a copy to Stephen M. Coons, Esq., Executive Vice President, General Counsel and Secretary, and with a copy to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

         26. Quiet Enjoyment. Tenant, upon paying the Minimum Rent, additional rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

         27. Curing Tenant's Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefor.

         28. Condition of Title and of Premises. Tenant represents that the Property, the Lot and the Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now

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is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put.

         29.      Landlord's Right of Entry.

                  (a) Inspection. Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times after twenty-four (24) hours' notice except in emergencies when notice shall be given as soon as reasonably practicable for the purpose of inspecting them. Landlord shall endeavor to minimize any material disruption to Tenant's business.

                  (b) Sale; Reletting. Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purpose of sale or mortgage and, during the last nine (9) months of the Term, to enter and to show the Premises to any prospective tenant.

         30. Late Payments. All payments becoming due under this Lease and remaining unpaid when due shall bear interest at the rate described in Paragraph 31(d) hereof. Tenant recognizes that the late payment of Minimum Rent or any sum due hereunder will result in administrative expenses to Landlord, the extent of which expenses are extremely difficult and economically impractical to ascertain. Tenant therefore agrees that when Minimum Rent or any other sum is due and payable from Tenant to Landlord pursuant to the terms of this Lease, and such amount remains unpaid 10 days after such amount is due, the amount of such unpaid Minimum Rent or such other sum shall be increased by an administrative charge to be paid to Landlord by Tenant in the amount of Fifty Dollars ($50.00).

         31.      Interpretation.

                  (a) Captions. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

                  (b) Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. The submission of this Lease by Landlord, its attorneys or agents, for examination or for execution by Tenant, does not constitute a reservation of (or option for) the Premises in favor of Tenant; and Tenant shall have no right or interest in the Premises, and Landlord shall have no liability hereunder, unless and until this Lease is executed and delivered by Landlord. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. This Lease shall not be modified in any manner except by an instrument in

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writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number.

                  (c) Exhibits. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

                  (d) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the greater of (i) 7.375% per annum or (ii) 2.00% plus the corporate base rate of interest announced from time to time by Bank One or any successor, such rate to change when and as such corporate base rate changes (but in no event at a rate which is more than the highest rate which is at the time lawful in the State of Indiana).

         32.      Definitions.

                  (a) "Landlord". The word "Landlord" is used herein to include the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had had it originally signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal, shareholder, partner, member or other owner of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.

                  (b) "Tenant". The word "Tenant" is used herein to include the Tenant named above as well as its permitted successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every of the persons named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord as provided herein. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

                  (c) "Mortgage" and "Mortgagee". The word "mortgage" is used herein to include any lien or encumbrance on the Building, the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including, without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee. No mortgagee which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease

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

made without its written consent, or by payment by Tenant of rent in advance in excess of two (2) months' rent, (iv) be liable for any security not actually received by it, or (v) be liable for any initial construction or the improvements to be made to the Premises.

                  (d) "Person". The word "person" is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

                  (e) "Date of this Lease". The "date of this Lease" shall be the date upon which this Lease has been fully executed by both parties.

         33. Limitation of Liability. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies. It is expressly agreed that no partner, member, director, officer, employee, beneficiary, shareholder, stockholder or agent of Landlord shall be held personally liable for any liability, demand, debt or obligation of or against Landlord under this Lease and Tenant shall not pursue the satisfaction of any judgment rendered against Landlord against the assets of any such partner, member, director, officer, employee, beneficiary, shareholder, stockholder or agent of Landlord.

         34. Broker. Tenant and Landlord covenant, warrant and represent that there was no broker instrumental in consummating this Lease and that no conversations or prior negotiations were had with any broker concerning the renting of the Demised Premises.

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         IN WITNESS WHEREOF, and in consideration of the mutual entry into this
Lease for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this Lease to be duly executed as of the day and year first above written.

                                    LANDLORD:

                                    Standard Management Corporation,
                                    an Indiana Corporation

                                    By: /s/ Ronald D. Hunter
                                        ----------------------------------------
                                    Printed: Ronald D. Hunter
                                    Its: Chairman, President & CEO

                                    TENANT:

                                    Standard Life Insurance Company of Indiana, an Indiana Corporation

                                    By: /s/ Raymond J. Ohlson
                                        ----------------------------------------
                                    Printed: Raymond J. Ohlson
                                    Its: President

                                       24

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                                   EXHIBIT "A"

Part of the West Half of the Northwest Quarter of the Southeast Quarter of
Section 2, Township 17 North, Range 3 East of the Second Principal Meridian in Hamilton County, Indiana, described as follows:

Commencing at the Northwest corner of said half-quarter-quarter section; thence North 89 degrees 00 minutes 22 seconds East (the bearings recited herein are assumed based on Mid-States Engineering job number 121-4392 in which the North line of the Southeast Quarter of said section bears North 89 degrees 00 minutes 22 seconds East) along the North line thereof a distance of 675.83 feet to the Northeast corner thereof; thence South 00 degrees 11 minutes 36 seconds East along the East line thereof a distance of 690.82 feet to the Point of Beginning; thence continuing South 00 degrees 11 minutes 36 seconds East along the East line thereof a distance of 645.87 feet to the Southeast corner of said half-quarter-quarter section; thence South 88 degrees 55 minutes 24 seconds West along the South line of said half-quarter-quarter section a distance of 644.93 feet to the Southeast corner of Pennsylvania Street as publicly dedicated by Instrument No. 9427142; thence North 00 degrees 17 minutes 48 seconds West along the East line of said Pennsylvania Street 90.90 feet; thence North 01 degrees 18 minutes 16 seconds East 80.36 feet; thence Northeasterly 161.37 feet along an arc to the left and having a radius of 5,774.58 feet and subtended by a long chord having a bearing of North 00 degrees 30 minutes 14 seconds East and a length of 161.36 feet; thence North 00 degrees 17 minutes 48 seconds West 314.27 feet; thence North 89 degrees 00 minutes 22 seconds East parallel with said North line thereof a distance of 641.59 feet to the point of beginning.

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                                    EXHIBIT B

                         Floors 1 and 2 of the Building

                                       26